EXHIBIT 1
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                             JOINT FILING AGREEMENT



         The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock, par value $5.00 per share, of Millenium Bankshares Corporation is filed jointly, on behalf of each of them.

Dated:  June 20, 2003


                                                     /s/ Jeffrey A. Miller
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                                                         Jeffrey A. Miller


                                                     /s/ Eric D. Jacobs
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                                                         Eric D. Jacobs